SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 24, 2012

FORRESTER RESEARCH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21433	04-2797789
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

60 Acorn Park Drive

Cambridge, Massachusetts 02140

(Address of principal executive offices, including zip code)

(617) 613-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changes since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Exhibit Index appears on Page 5

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

The information contained in this current report on Form 8-K is furnished pursuant to Item 2.02 of Form 8-K “Results of Operations and Financial Condition”. This information and the exhibits hereto are being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of, or otherwise regarded as filed under, the Securities Exchange Act of 1934, as amended. The information contained in this report shall not be incorporated by reference into any filing of Forrester Research, Inc. with the SEC, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

On October 24, 2012, Forrester Research, Inc. issued a press release announcing its financial results for the quarter and nine months ended September 30, 2012.

Forrester believes that pro forma financial results provide investors with consistent and comparable information to aid in the understanding of Forrester’s ongoing business. Forrester uses pro forma financial information to manage its business, including use of pro forma financial results as the basis for setting targets for various compensation programs. Our pro forma presentation excludes the following, as well as their related tax effects:

Amortization of intangibles—we exclude the effect of the amortization of intangibles from our pro forma results in order to more consistently present our ongoing results of operations.

Gains and losses from investments—we have consistently excluded both gains and losses related to our investments in non-marketable securities and sales of marketable securities from our pro forma results in order to keep quarter-over-quarter and year-over-year comparisons consistent.

Stock-based compensation expense—we exclude stock-based compensation from our pro forma results in order to keep quarter-over-quarter and year-over-year comparisons consistent.

Reorganization costs associated with the Company’s January 2012 sales force realignment are not included in our pro forma results in order to keep quarter-over-quarter and year-over-year comparisons consistent.

Acquisition and integration related costs and credits are not included in our pro forma results in order to more consistently present our ongoing results of operations.

Duplicate lease costs represent costs for replacement facilities for the period of time prior to the Company utilizing the new facility for operations. Duplicate lease costs are excluded from our pro forma results in order to keep quarter-over-quarter and year-over-year comparisons consistent.

However, these measures should be considered in addition to, not as a substitute for, or superior to, operating income or other measures of financial performance prepared in accordance with generally accepted accounting principles as more fully discussed in our financial statements and filings with the Securities and Exchange Commission.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On October 24, 2012, Charles Rutstein resigned as a director and Chief Operating Officer of the Company.

ITEM 8.01	Other Events.

On October 24, 2012, the Company announced that its Board of Directors has authorized a $50 million increase in the Company’s stock repurchase program, bringing the total available authorization to approximately $100 million. The shares may be purchased in the open market or privately negotiated transactions.

On October 24, 2012, the Company also announced that its Board of Directors has approved a regular quarterly cash dividend of $0.14 per share, to be paid on December 19, 2012 to shareholders of record on December 5, 2012.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1	Press release dated October 24, 2012 with respect to increased authorization to repurchase Company stock.

99.2	Press Release dated October 24, 2012 with respect to financial results for the quarter and nine months ended September 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORRESTER RESEARCH, INC.

By	/s/ Michael A. Doyle
	Name:	Michael A. Doyle
	Title:	Chief Financial Officer and Treasurer

Date: October 25, 2012

Exhibit Index

Exhibit	Description

99.1	Press Release dated October 24, 2012 with respect to increased authorization to repurchase Company stock.

99.2	Press Release dated October 24, 2012 with respect to financial results for the quarter and nine months ended September 30, 2012.